UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2011

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way
Philadelphia, Pennsylvania 19154-4599

(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)    Crown Holdings, Inc. (the "Company") held its Annual Meeting of Shareholders on April 28, 2011 (the "Annual Meeting").  As of March 8, 2011, the record date for the meeting, 155,768,325 shares of  Common Stock, par value $5.00 per share, of the Company ("Common Stock") were issued and outstanding.  A quorum of 137,395,388 shares of Common Stock were present or represented at the meeting.

(b)         The following individuals were nominated and elected to serve as directors:

  Jenne K. Britell, John W. Conway, Arnold W. Donald, William G. Little, Hans J. Löliger, James H. Miller, Josef M. Müller, Thomas A. Ralph, Hugues du Rouret, Jim L. Turner and William S. Urkiel.

At the Annual Meeting, the Company’s shareholders voted on the five matters below as follows:

(1) Election of Directors.

Directors	Votes For	Votes Withheld	Broker Non-Vote

Jenne K. Britell	114,318,073	14,041,350	9,035,965

John W. Conway	123,140,736	5,218,687	9,035,965

Arnold W. Donald	119,458,032	8,901,391	9,035,965

William G. Little	122,727,996	5,631,427	9,035,965

Hans J. Löliger	123,091,934	5,267,489	9,035,965

James H. Miller	118,811,171	9,548,252	9,035,965

Josef M. Müller	125,478,885	2,880,538	9,035,965

Thomas A. Ralph	114,509,049	13,850,374	9,035,965

Hugues du Rouret	115,286,520	13,072,903	9,035,965

Jim L. Turner	123,368,885	4,990,538	9,035,965

William S. Urkiel	115,298,829	13,060,594	9,035,965

2)	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Abstaining
111,545,025	25,786,922	63,441

3)	Re-approval of the 2006 Stock-Based Incentive Compensation Plan, as amended.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
120,427,003	7,611,705	320,715	9,035,965

4)	Approval, by non-binding advisory vote, of the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2011 Proxy Statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
104,438,664	23,448,290	472,469	9,035,965

5)	Recommendation, by non-binding advisory vote, regarding the frequency of future say-on-pay votes.

Once Every Year	Once Every Two Years	Once Every Three Years	Abstain	Broker Non-Vote
114,020,252	915,578	12,868,473	555,100	9,035,985

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2011	CROWN HOLDINGS, INC.

By: /s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President and Corporate Controller